Exhibit 10.9

SEVENTH AMENDMENT TO
PURCHASE AND SALE AGREEMENT

This Seventh Amendment to the Purchase and Sale Agreement (the “Seventh Amendment”) is made and entered into effective the 17th day of October, 2014, by and between FUND XIII AND FUND XIV ASSOCIATES, a Georgia joint venture partnership (“Seller”) and OWENS REALTY CAPITAL, LLC, a Florida limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated July 11, 2014, as amended by a First Amendment to Purchase and Sale Agreement dated as of July 23, 2014, as further amended by a Second Amendment to Purchase and Sale Agreement dated as of August 20, 2014, as further amended by a Third Amendment to Purchase and Sale Agreement dated as of September 5, 2014, as further amended by a Fourth Amendment to Purchase and Sale Agreement dated as of September 26, 2014, as further amended by a Fifth Amendment to Purchase and Sale Agreement dated as of October 2, 2014, and as further amended by a Sixth Amendment to Purchase and Sale Agreement dated as of October 9, 2014 as it may now or hereafter be properly amended (the “Agreement”); and

WHEREAS, the parties hereto desire to further amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party respectively agrees constitutes sufficient consideration received at or before the execution hereof, the parties hereto do hereby agree as follows:

1.Ratification of the Purchase Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect according to its terms. The parties hereto, by their execution hereof, do hereby ratify, affirm and agree to continue to be bound by the Agreement, as amended, nothing herein being deemed a waiver of strict compliance with the terms thereof. In the event of a conflict between the terms of the Agreement and the terms of this Seventh Amendment, the terms of this Seventh Amendment shall control.

2.Definitions. Article I of the Agreement is hereby amended by deleting the definitions of, “Additional Earnest Money and "Closing Date" in their entirety and replacing them with the following new definitions:

"Additional Earnest Money" shall mean the sum of Fifty Thousand and No/100 Dollars ($50,000.00) paid by Purchaser pursuant to Section 2.3 hereof."

"Closing Date" shall mean on or before December 19, 2014 as further described in Section 2.6 hereof."

3.Additional Earnest Money. Section 2.3(b) of the Agreement is hereby deleted in its entirety and replaced with the following new Section 2.3(b):

"(b)    The parties hereto mutually acknowledge and agree that Purchaser has previously deposited the Additional Earnest Money in the amount of Fifty Thousand and No/100 Dollars ($50,000.00 U.S.) with Escrow Agent and that notwithstanding anything contained in this Agreement to the contrary, the Additional Earnest Money Deposit shall be considered non-refundable except in the event of default by Seller, but shall be applicable to the Purchase Price at Closing."

4.Purchase Price. Section 2.4 is hereby amended to reduce the Purchase Price by $250,000. As a result, the Purchase Price to be paid by Purchaser to Seller for the Property is reduced to Fourteen Million Seventy Thousand Dollars and No/100 Dollars ($14,070,000.00).

5.Financing Contingency. Section 6.1 paragraph (d) of the Agreement is hereby amended by deleting the definition of, "Financing Contingency Date" in its entirety and replacing it with the following new definition:

"Financing Contingency Date" shall mean on or before December 17, 2014 as further described in Section 6.1 hereof.

6.Counterpart Execution. This Seventh Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument. Further, a facsimile signature of either party on any counterpart may be relied upon as an original signature.

IN WITNESS WHEREOF, the parties hereto have duly signed, sealed and delivered this Amendment effective on the day and year first above written.

SELLER:
FUND XIII and FUND XIV ASSOCIATES,
a Georgia joint venture partnership

By:	Wells Real Estate Fund XIII, L.P., a Georgia limited partnership, Venturer

By:	Wells Capital, Inc., a Georgia corporation, its general partner

By: /s/ F. Parker Hudson
Name: F. Parker Hudson
Title: Assistant Vice President

(CORPORATE SEAL)

By:    Wells Real Estate Fund XIV, L.P.,
a Georgia limited partnership, Venturer

By:	Wells Capital, Inc., a Georgia corporation, its general partner

By: /s/ F. Parker Hudson
Name: F. Parker Hudson
Title: Assistant Vice President

(CORPORATE SEAL)

PURCHASER:
OWENS REALTY CAPITAL, LLC, a Florida limited liability company

By: /s/ Scott P. Consoli
Name: Scott P. Consoli
Title: Authorized Representative